EXHIBIT 10.27

REGIONS FINANCIAL CORPORATION

DIRECTORS’ DEFERRED STOCK INVESTMENT PLAN

November, 2008

REGIONS FINANCIAL CORPORATION

DIRECTORS’ DEFERRED STOCK INVESTMENT PLAN

WHEREAS, Regions Financial Corporation (“Regions”) adopted, in 1996, the Regions Financial Corporation Directors’ Deferred Stock Investment Plan (the “Plan”) to enable Regions to provide to its Directors a convenient means of deferring compensation through the purchase of Common Stock of Regions, and thereby encourage stock ownership and promote interest in Regions’ success, growth, and development;

WHEREAS, Regions recognizes the value to its Directors of a plan of deferred compensation;

WHEREAS, the Plan allows such Directors to defer receipt of income through the purchase of Regions Common Stock;

WHEREAS, the obligations under this Plan are an unfunded liability of Regions;

WHEREAS, the Plan has been amended on several occasions; and

WHEREAS, Regions now desires to amend the Plan to comply with the final regulations under Internal Revenue Code § 409A and to restate the Plan to incorporate all amendments;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the Regions Financial Corporation Directors’ Deferred Stock Investment Plan shall contain the following terms and conditions.

ARTICLE I

DEFINITIONS

When used herein, the following words and phrases shall have the meanings set forth below, unless a different meaning is clearly required by the context of the Plan.

“§ 409A” shall mean Section 409A of the Internal Revenue Code and shall include any amendments thereto or successor provisions as well as any applicable current and future regulations, rulings, IRS notices and other binding legal authority interpreting or modifying the legal requirements under Section 409A.

“Authorization for Participation” shall mean the form that an individual must submit to the Secretary of the Board in order to participate in the Plan. Such form shall contain the individual’s election to defer receipt of future income, the amount of the deferred income or the percentage of deferred Director’s Fees, and shall set forth the Participant’s beneficiaries and contingent beneficiaries designated to receive any benefits to which the Participant may be entitled in the event of the Participant’s death.

“Board” shall mean the Board of Directors of Regions.

“Change of Control” shall mean: (i) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s shareholders) of 20% or more of the Company’s Common Stock; (ii) a change in a majority of the current Board (the “Incumbent Board”) (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest); (iii) consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination in which all or substantially all of the stockholders of the Company receive 50% or more of the stock of the company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 20% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination.

Notwithstanding the above, the term “Change of Control” shall be limited to those events described above that also qualify as a payment event under § 409A.

“Committee” shall mean the persons appointed by the Board pursuant to Article V to administer the Plan.

“Common Stock” shall mean the shares of common stock, $.01 par value, of Regions and any shares which may, at any time prior to the date on which such term is applicable, be issued in exchange for shares of such Common Stock, whether in subdivision or in combination thereof and whether as part of a classification or reclassification thereof, or otherwise.

“Company” or “Companies” shall include Regions and each affiliate, subsidiary, or local division thereof, and shall mean any one or more of such entities as the context requires.

“Deferred Account” shall mean a separate bookkeeping account with respect to each Participant for the purpose of accounting for Participant deferrals, Company deferred contributions and cash dividends attributed to both, and any other amounts attributable to the Participant’s Deferred Account in accordance with the provisions of the Plan. The Deferred Account shall include the Stock Account and the Fractional Share Account as well as any other amounts credited to the Participant.

“Director” shall mean any person serving on the Board.

“Director’s Fees” shall mean the total amount to be paid by Regions to a Participant as retainer for services as a Director and fees for attending meetings of the Board, including any fees received by such Participant for attending meetings of any committee of the Board.

“Fractional Share Account” shall mean the amount to be paid, as provided herein, for a Participant’s deferred fractional share interest in Common Stock attributable to such

Participant’s Stock Account, which said amount shall be calculated by multiplying the Participant’s deferred fractional share interest by the average price per share at which Common Stock is purchased by the Purchasing Agent in the purchase transaction immediately preceding payment to the Participant of such amount.

“Participant” shall mean a person who is participating in the Plan pursuant to the provisions of Article II and whose participation in the Plan has not terminated.

“Plan” shall mean the Regions Financial Corporation Directors’ Deferred Stock Investment Plan, as set forth herein, together with any amendments thereto.

“Plan Year” shall mean the period commencing on the effective date of the Plan in 1996 and ending on December 31, 1996; and, thereafter, the period commencing January 1st of each year and ending on December 31 of such year.

“Purchasing Agent” shall mean the person, or persons, or entity appointed by Regions from time to time to serve as Purchasing Agent for any Trust established by the Regions to help Regions fund its obligations under the Plan, which said Purchasing Agent shall not be an affiliate of Regions.

“Regions” shall mean Regions Financial Corporation, or any successor thereto.

“Specified Employee” shall mean a ‘specified employee’ as defined in § 409A and shall be determined in accordance with Regions’ general policy for determining specified employees under § 409A, as such policy may be amended from time to time.

“Stock Account” shall mean the separate account maintained with respect to each Participant for the purpose of accounting for Common Stock promised to the Participant under the Plan.

“Trust” shall mean any trust established by the Company to provide a source of funds to pay the amounts deferred through stock purchase under the Plan, such as a trust commonly referred to as a rabbi trust.

“Trustee” shall mean the trustee originally appointed to hold and manage the Trust, or any successor thereto, or any successor duly appointed hereunder which is employed to hold and manage the Trust.

ARTICLE II

PARTICIPATION

Any person who is a Director and who is not an employee of any Company is eligible to participate in the Plan. Such person’s participation in the Plan shall commence on the first day of the calendar year next following the date on which he has submitted an Authorization for Participation to the Secretary of the Board and the Trustee. Notwithstanding the above, in the first year in which a Director is eligible to participate in the Plan, the Director may submit an Authorization for Participation within 30 days of the date that he first becomes eligible to participate, and in that case the Director may specify that his participation shall commence on the first day of the calendar quarter following the submission of such Authorization, even if such participation date is not the first day of a calendar year.

A Participant shall cease to be a Participant in the Plan when all amounts credited to the Participant’s Deferred Account have been distributed or forfeited in accordance with the terms of the Plan, and the Participant is no longer deferring any Director’s Fees or being credited with any other amounts under the Plan.

ARTICLE III

PARTICIPANT DEFERRALS

A Participant may defer Director’s Fees under the Plan in amounts equal to all or any part of the Director’s Fees paid to such Participant. A Participant’s Authorization for Participation shall specify the periodic (monthly, quarterly or otherwise, according to the basis of payment) amount, in whole dollars or in specified percentages, of Director’s Fees which are to be deferred under the Plan on behalf of such Participant. The deferral specified by each Participant making monthly deferrals must be an equal amount or percentage for each month, except for the month, if any, for which the Participant has authorized deferral of all or part of his retainer. The amount each Participant defers under the Plan shall be deducted from the Director’s Fees such Participant would otherwise have received. If a Participant’s Director’s Fees for any deferral period are less than the amount the Participant has authorized to be deferred under the Plan for such deferral period, then, in such event, the actual amount of Director’s Fees to which such Participant is entitled for such deferral period shall be the maximum amount deferred to the Plan for such deferral period. The difference between the deferral authorized and the actual deferred amount for such deferral period for such Participant may shall be carried forward to the next deferral period (and as necessary each subsequent deferral period) but not beyond December 31 of the Plan Year for which the deferral was authorized.

Participant deferrals may be initially authorized or the amount or percentage thereof altered at any time preceding the first day of the calendar year for which the authorization or alteration is to become effective, and only by the Participant’s submission of an original or revised Authorization for Participation under the terms of this Article III. Participant deferrals may be terminated by Participants pursuant to Article XII. Participant deferrals may be terminated by Regions pursuant to Articles XX and XXI herein.

The Trustee will keep a separate accounting for each Participant of the amount of the Participant’s deferred Director’s Fees by crediting the Deferred Account. Deferred amounts shall be invested in Common Stock, and each Participant’s Stock Account shall be credited to reflect the number of shares or fractional share interests which have inured to the credit of such Participant.

ARTICLE IV

COMPANY CONTRIBUTIONS

The Company promises to credit an additional amount (referred to herein as a “contribution”) to the Deferred Accounts of Participants who defer Director’s Fees under the Plan. The Company’s contribution for each Participant will be 25% of the amount of such Participant’s deferred Director’s Fees under the Plan. The Deferred Accounts of the Participants shall reflect such credit. Notwithstanding the above, there shall be no Company Contributions for Director’s Fees earned on or after May 1, 2007.

ARTICLE V

ADMINISTRATION OF PLAN

The Plan will be administered by a Committee comprised of three or more members, who may or may not be members of the Board and who shall be appointed from time to time by the Board and shall serve at the pleasure of such Board. The Committee may, from time to time, adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for matters not specifically covered herein. The Committee shall conduct its business and hold meetings as determined by it from time to time. The Committee may act without a meeting by unanimous consent, in writing, of the action so taken. Committee members may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time.

The Committee shall have all powers necessary or appropriate to enable it properly to carry out its duties in connection with the operation and administration of the Plan, including, but not limited to, the following powers and duties:

(A) To construe and interpret the provisions of the Plan;

(B) To authorize the execution on behalf of the Company of any documents required in the administration of the Plan;

(C) To establish rules for the administration of the Plan;

(D) To make determinations from the Company’s records of any facts concerning Participants which are pertinent to the operation of the Plan, such as Director’s Fees, eligibility to participate and other information;

(E) To develop forms to be used in connection with the Plan;

(F) To supervise the maintenance of records, including those with respect to Participant deferrals, Company contributions, stock purchased and distributed to Participants, and dividends paid to the Trust;

(G) To file with the appropriate government agencies any and all reports and notifications required of the Plan and to provide all Participants and designated beneficiaries with any and all reports and notifications to which they are entitled by law;

(H) To perform any and all other functions reasonably necessary to administer the Plan.

The Committee may appoint a delegate to assume any one or more of the responsibilities set out above. The Company shall indemnify any person involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys’ fees, incurred in connection with any action, suit or proceeding instituted against such person alleging any act of commission or omission performed by such person while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to such costs and expenses that are not covered under insurance that may now or hereafter be provided by the Company.

ARTICLE VI

STOCK PURCHASE

The purchase of Common Stock of Regions, as provided herein, shall be the responsibility of the Purchasing Agent, which shall not be an affiliate of any Company. The Trustee shall notify the Purchasing Agent of the amount attributed to the Participants’ Deferred Accounts to be invested as soon as practical after the amounts are determined. The Purchasing Agent shall exercise reasonable care in applying said amount to the purchase of shares of Common Stock of Regions and shall apply said amount promptly after such notification and, in any event, within thirty (30) days after such notification, unless a longer period is necessary to comply with federal securities laws. Common Stock of Regions may be purchased by the Purchasing Agent on the open market; in privately negotiated transactions; or upon exercise of any conversion privileges or other options with respect to any and all Common Stock held as part by the Trustee. Immediately upon the purchase of Common Stock of Regions, the Purchasing Agent shall notify the Trustee of the amount of funds invested in such Common Stock and the Trustee shall promptly remit said amount to the Purchasing Agent.

Except as provided in the preceding paragraph, the Purchasing Agent shall have no authority over, or responsibility for, the management and investment of the assets of the Plan or any Trust. The Purchasing Agent shall have all powers necessary or appropriate to enable it to properly carry out its duties in connection with the purchase of Common Stock of Regions pursuant to this Plan, including, but not limited to, the following powers and duties:

(A) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments as may be necessary or appropriate to enable the Purchasing Agent to carry out the powers herein granted;

(B) To employ suitable agents and counsel (who may be counsel for the Company), subject to the approval of Regions; and to pay the reasonable expenses and compensation of such agents and counsel; and

(C) To exercise any conversion privileges or other options with respect to Common Stock of Regions held as a part of the Trust and to make any payments incidental thereto.

The Purchasing Agent shall be paid by Regions such reasonable compensation as shall from time to time be agreed upon by Regions and the Purchasing Agent. In addition, the Purchasing Agent shall be reimbursed by Regions for any reasonable expenses incurred in connection with its duties herein.

Neither the Committee, the Trustee, nor any Company shall have any direct or indirect control or influence over the times when, or the prices at which, the Purchasing Agent may purchase Common Stock of Regions, the amounts of such Common Stock to be purchased, the manner in which such Common Stock is to be purchased, or the selection of a broker or dealer through which purchases may be executed.

Neither the Purchasing Agent, the Committee, the Trustee, nor any Company shall have any responsibility as to the value of Company Stock of Regions acquired by the Trust and attributable to any Participant’s Stock Account. If the Purchasing Agent reasonably believes that any purchase of shares of the Common Stock of Regions would violate any legal requirement, restriction, or limitation imposed at any time by any governmental authority, including, but not limited to, the Securities and Exchange Commission, the Purchasing Agent may request Regions to furnish an opinion of counsel that such purchase would be permissible under the applicable circumstances, and, in the absence of the receipt of a requested opinion, the Purchasing Agent will have no duty to purchase Common Stock under such circumstances. Accordingly, neither the Purchasing Agent, the Committee nor any Company shall be liable in any way, if, as a result of such restrictions or limitations, the whole amount of funds available in a Participant’s Deferred Stock Account for purchase of Common Stock of Regions is not applied to the purchase of such shares at the times herein otherwise provided or contemplated.

ARTICLE VII

STOCK ACCOUNTS

After each purchase of Common Stock for the Plan by the Purchasing Agent, the Purchasing Agent will advise the Trustee of the number of shares purchased and of the average cost per share of such Common Stock. The Trustee will then make a bookkeeping charge against each Participant’s Deferred Account in the amount of the average cost of the Common Stock to be allocated to the Participant’s Stock Account. The accounting for the Stock Accounts shall include full shares and any fractional share interest in a share (to four decimal places).

ARTICLE VIII

ASSIGNMENTS

No claim, right, or interest of any Participant under the Plan may be transferred or assigned by voluntary or involuntary act of the Participant or beneficiary hereunder, nor shall they be subject to anticipation, alienation, assignment, garnishment, attachment, receivership, execution, sale, transfer, pledge, encumbrance, or levy by creditors of the Participant or the Participant’s beneficiary hereunder.

ARTICLE IX

DIVIDENDS AND DISTRIBUTIONS

Cash dividends attributable to the Common Stock attributable to a Participant’s Stock Account will be accounted for in such Participant’s Deferred Account for reinvestment in Common Stock. Stock dividends and stock splits attributable to the Common Stock attributable to a Participant’s Stock Account will be accounted for in such Participant’s Stock Account.

The Trustee, subject to instructions by the Committee, shall have full discretion to sell or allow to expire, as the case may be, any stock rights, warrants, or other property applicable to Common Stock held in anticipation of payments under the Plan. The Purchasing Agent, in its discretion, may exercise any or all of such stock rights or warrants applicable to Common Stock held for payment under the Plan for which sufficient funds are available in the Trust, and the Trustee may sell or allow to expire the balance, if any, of such rights or warrants. Cash received by the Trustee from the sale of any stock rights, warrants or other property will be accounted for in each Participant’s Deferred Account to the extent such property is attributable to Common Stock in such Participant’s Stock Account. Notwithstanding any other provision in this Article IX or in the Plan, no Participant shall have any right to sell, allow to expire, or exercise, whichever is applicable, any rights, warrants, or other property relating to Common Stock held for payment under the Plan.

ARTICLE X

VOTING RIGHTS

The Company shall vote any stock purchased by the Trust and held for purposes of satisfying the Company’s obligations under the Plan in any manner the Company deems advisable subject to the terms of the Trust.

ARTICLE XI

REPORTS TO PARTICIPANTS

As soon as is practicable following the end of each Plan Year, or more often at the direction of the Committee, the Committee will send to each Participant a written report of any transactions attributable to such Participant’s Deferred Account and Stock Account and of the balance to the credit of such Participant’s Deferred Account and Stock Account as of the date of the report.

ARTICLE XII

WITHDRAWAL FROM PLAN

A Participant may stop deferring Directors Fees to the Plan by giving written notice of withdrawal to the Secretary of the Board and to the Trustee. Such withdrawal will be effective on the first day of the calendar year following the date such notice is actually given to the Secretary. Such withdrawal will not affect the date of payment of any amount deferred or any Company contribution made prior to the effective date of such withdrawal. A Participant who has withdrawn may re-enter the Plan by submitting a revised Authorization for Participation to the Secretary in accordance with Article II of the Plan, provided such revised Authorization for Participation shall be effective as of the first day of the calendar year following the date the revised Authorization for Participation is actually delivered to the Secretary.

ARTICLE XIII

WITHHOLDING

The Company or the Trustee of any Trust established to help the Company fund its obligations under the Plan shall make required reporting and withholding of any applicable federal, state or local taxes with respect to benefit distributions under the Plan, and shall pay such amounts to the appropriate taxing authorities. Not withstanding the preceding, to the extent that withholding of such taxes is not required for distributions of stock under the Plan, no such withholding shall be made.

ARTICLE XIV

TIME AND METHOD OF PAYMENT

The payment of a Participant’s Deferred Account under the Plan will commence within 30 days after the close of the Plan Year in which the Participant ceases service as a Director, except as otherwise provided below.

Solely with respect to a Participant who is a Specified Employee, payment of the Participant’s Deferred Account (or in the case of a distribution of installments, payment of the first installment) will be made on the later of: (a) the payment date specified in the preceding paragraph; or (b) on or within 30 days after the first day of the seventh month after the date of the Participant’s separation from service as a Director, as determined under § 409A.

Notwithstanding the above, on or before December 31, 2008, any Participant may file a special one-time election (“Transition Election”) with the Secretary of the Board (or his designee) in such form as the Committee permits specifying that payment of the

Deferral Account shall be made in January, 2009; provided however that such Transition Election shall not permit any amount that is payable to a Specified Employee based on cessation of services as a Director to be paid before the first day of the seventh month following separation from service as a Director. Such Transition Election shall apply to the Participant’s Deferral Account as of the payment date, but in any event shall include any deferred Director’s Fees earned in 2008 but payable (but for a deferral election) in 2009 and to any dividends payable in January, 2009. The Transition Election shall not affect the Participant’s deferral election with respect to Directors Fees earned after December 31, 2008.

Each Participant who is in service as a Director shall be given the opportunity to elect to have his Deferred Account paid either in the form of a single lump sum or in the form of annual installments for a specified number of years not to exceed five. Such election shall be known as the “Form Election” and shall be governed by the following rules. Each Participant shall file a Form Election no later than December 31, 2008 with the Secretary of the Board or his designee (the “2008 Form Election”). In the event that a Participant fails to file a 2008 Form Election by December 31, 2008, the Participant shall be deemed to have elected a single lump sum as his 2008 Form Election. Except as provided below, the 2008 Form Election shall apply to the entire Deferred Account as of December 31, 2008, plus any additional amounts credited to the Deferred Account in 2009 or with respect to services provided as a Director in 2009, plus any dividends, interest or investment earnings attributable to such amounts. However, the 2008 Form Election shall not apply to any amount payable in 2009 pursuant to a Transition Election. Amounts payable pursuant to a Transition Election shall be payable only in a single lump sum. The 2008 Form Election shall continue to apply to additional amounts deferred in subsequent years until the effective date of a subsequent Form Election. A subsequent Form Election shall be effective as of the first day of the calendar year following the year in which the Form Election is received by the Secretary of the Board or his designee, and shall be applicable to Directors Fees earned on or after such date and dividends, interest and investment earnings attributable to such deferred Directors Fees. In the event that installments are payable in accordance with this Section, the installments shall be calculated as follows. Each installment shall be equal to the Deferred Account (or the portion thereof payable in the form of installments) divided by the number of installments remaining as of the date of payment. By way of example, in the case of an election of installments for five years, the first installment shall be one-fifth of the Deferred Account, the second installment shall be one-fourth of the remaining Deferred Account, and so on.

Notwithstanding the above, for a Participant who dies prior to the payment of the full Deferral Account, payment shall be made within 60 days after the Participant’s death.

ARTICLE XV

PAYMENT OF THE DEFERRED ACCOUNT

At the time specified in Article XIV, a Participant shall receive a certificate for the number of full shares attributable to the Participant’s Stock Account and payable at such time, together with a check for any payable portion of the Fractional Share Account and any remaining amounts payable from his Deferred Account. If termination is by reason of death, settlement will be made with the Participant’s beneficiary or contingent beneficiary designated on such Participant’s Authorization for Participation. If the Participant has not so designated a beneficiary or contingent beneficiary, or if the designated beneficiary or contingent beneficiary does not survive the Participant, settlement will be made with the Participant’s duly appointed legal representative after satisfaction of any applicable legal requirements; or, if there is no duly appointed legal representative, settlement will be made with the Participant’s surviving spouse, if any; or if there is no surviving spouse, in equal shares to the Participant’s children, if any; and, if there are no surviving spouse or children, settlement will be made with the Participant’s next of kin.

ARTICLE XVI

GOVERNING LAW AND INTERPRETATION

The provisions of this Plan shall be interpreted in accordance with, and governed by, the laws of the State of Alabama.

The Plan is intended to comply with § 409A and any ambiguity hereunder shall be interpreted in such a way as to comply, to the extent necessary, with § 409A or to qualify for an exemption from § 409A.

ARTICLE XVII

EXPENSES

Regions will bear the cost of administering the Plan, including any transfer taxes incurred in transferring Common Stock held for payment under the Plan to Participants. Expenses which an individual would normally pay upon the purchase of stock from a broker, including any broker’s fees, commissions, postage or other transaction costs actually incurred, will be included in the amount charged against the Participant’s Deferred Account for the purchase of the Common Stock.

ARTICLE XVIII

LIMITATION ON THE SALE OF STOCK

No Common Stock will be sold under the Plan to any person in any state where the sale of such Common Stock is not permitted under the applicable law of such state. For purposes of this Article XVIII, the sale of Common Stock is not permitted under the applicable laws of a state if, inter alia, the securities laws of such state would require this Plan or the Common Stock offered pursuant hereto, to be registered in such state and the Plan or Common Stock is not registered therein.

ARTICLE XIX

CHANGE OF CONTROL

Upon a Change of Control, the Common Stock attributable to a Participant’s Deferred Stock Account, any amounts attributable to the Participant’s Deferred Account, and any amounts attributable to the Participant’s Fractional Share Account shall be distributed to the Participant or to his beneficiary within 30 days after the Change of Control.

ARTICLE XX

AMENDMENT AND TERMINATION OF THE PLAN

Regions reserves the right, by action of the Board, to amend the Plan at any time; provided (i) that no amendment shall affect or diminish any Participant’s right to the deferrals made by such Participant or contributions by the Company prior to the date of such amendment, and (ii) that no amendment shall affect a Participant’s deferral election at any time before January 1 of the calendar year following the year in which such amendment is adopted. Notwithstanding the above, the officers of Regions may amend the Plan without prior consent of the Board solely for the following purposes and subject to the following limitations: (1) for the purpose of compliance with § 409A or any other applicable law or the avoidance of any penalty or excise tax (either to the Company or the Participants) provided such amendment does not increase the cost to the Company or impair the Participant’s right to receive benefits accrued under the Plan; (2) for purposes of efficiently managing the Plan provided that such amendment is purely administrative in nature and does not affect the cost of the Plan or the substantive rights of Participants; and (3) for any other purpose provided such amendment is later ratified by the Board.

Regions reserves the right, by action of the Board, to terminate the Plan as of any December 31 on or after the date of such Board action. In the event of such termination, there will be no further Participant deferrals and no further Company contributions to the Plan. Upon termination of the Plan, the Board may further specify that accounts under the Plan shall be paid to the Participants, provided that: (i) no such payment is made before the earlier of the date that is 12 months after the date of Plan termination or the date the payment would otherwise have been made; (ii) no such payment is made later than the date that is 24 months after the date of Plan termination; and (iii) all other requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(C) and (D) (as they may be amended, or such other regulation or ruling that replaces such sections) are met.

Effective May 1, 2007, there will be no Company contributions for Director’s Fees earned on or after May 1, 2007.

ARTICLE XXI

SUSPENSION OR TERMINATION IF STOCK PURCHASE IS PROHIBITED

In the event it is determined by the Board, after obtaining the advice of legal counsel, that purchases of the Common Stock of Regions by the Trust would be prohibited under any federal or state law, then the Committee shall direct that Participant deferrals, Company contributions, dividends and any other sources of funds shall be invested as necessary in such other investments as the Committee determines to be most appropriate under the circumstances, and the accounts of the Participants will be credited with investment earnings in accordance with such investments (and amounts so invested shall not be credited with the returns applicable to amounts invested in Regions common stock). At such time as the Board determines that purchases of Common Stock of Regions may again be made legally, such alternate investments shall be liquidated and the proceeds used to purchase Common Stock, and the accounts of the affected Participants shall be credited with appropriate returns thereafter.

ARTICLE XXII

NATURE OF COMPANY’S OBLIGATION

The Company’s obligations under this Plan shall be an unfunded and unsecured promise to pay benefits in the future. It is the intention of the Company that the Plan shall be unfunded for purposes of federal and state income tax and for purposes of ERISA. The Company shall not be obligated under any circumstances to fund its obligations under this Plan. The Company may, however, as its sole and exclusive option, elect to fund this Plan, in whole or in part. If the Company shall elect to fund the Plan, in whole or in part, the manner of such funding, and the continuance or discontinuance of such funding shall be the sole and exclusive decision of the Company. Any payments to Participants from such a funding source shall be made from a trust such as a trust commonly described as a rabbi trust and shall fully discharge, to the extent thereof, the Company’s obligations under the Plan.

Any assets which the Company may acquire or set aside to help cover its financial liabilities under the Plan are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives a Participant any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company. Participants in the Plan therefore have the status of general unsecured creditors of the Company.

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